Exhibit 99.1

Abeona Therapeutics Granted Second 180-Day Period by Nasdaq to Regain Compliance with Minimum Bid Price Rule

NEW YORK, NY and CLEVELAND, OH, May 19, 2022 – Abeona Therapeutics Inc. (Nasdaq: ABEO), a fully-integrated leader in cell and gene therapy, today announced that the Company has been granted an additional 180-day period from Nasdaq’s Listing Qualification Department, through November 14, 2022, to regain compliance with the $1.00 minimum bid price requirement for continued listing on The Nasdaq Capital Market. The Company’s common stock continues to trade on the Nasdaq Capital Market under the symbol “ABEO.”

If at any time until November 14, 2022, the closing bid price of the Company’s common stock is at or above $1.00 per share for a minimum of 10 consecutive trading days, Nasdaq will provide the Company with written confirmation of compliance. If compliance cannot be demonstrated during the additional 180-day grace period, Nasdaq will provide written notification that the common stock will be subject to delisting. At such time, the Company may appeal the determination to a Nasdaq Hearings Panel. The Company’s common stock would remain listed pending the completion of the appeal process.

As part of the Company’s strategy to regain compliance with Nasdaq’s minimum bid price requirement, Abeona intends to seek approval of a reverse stock split of the outstanding shares of common stock at a Special Meeting of stockholders at 10:00 am ET on June 14, 2022. Stockholders as of May 3, 2022, the record date, are entitled to attend the online Special Meeting, view the proxy statement and vote at: www.virtualshareholdermeeting.com/ABEO2022SM.

About Abeona Therapeutics

Abeona Therapeutics Inc. is a clinical-stage biopharmaceutical company developing cell and gene therapies for serious diseases. Abeona’s lead clinical program is EB-101, its investigational autologous, gene-corrected cell therapy for recessive dystrophic epidermolysis bullosa in Phase 3 development. The Company’s development portfolio also features AAV-based gene therapies for ophthalmic diseases with high unmet medical need. Abeona’s novel, next-generation AAV capsids are being evaluated to improve tropism profiles for a variety of devastating diseases. Abeona’s fully integrated cell and gene therapy cGMP manufacturing facility produces EB-101 for the pivotal Phase 3 VIITAL™ study and is capable of clinical and potential commercial production of AAV-based gene therapies. For more information, visit www.abeonatherapeutics.com.

Forward-Looking Statements

This press release contains certain statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and that involve risks and uncertainties. We have attempted to identify forward-looking statements by such terminology as “may,” “will,” “believe,” “estimate,” “expect,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances), which constitute and are intended to identify forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, numerous risks and uncertainties, including but not limited to, our ability to regain compliance with the $1.00 minimum bid price requirement for continued listing on The Nasdaq Capital Market; the potential impacts of the COVID-19 pandemic on our business, operations, and financial condition; continued interest in our rare disease portfolio; our ability to potentially commercialize our EB-101 product candidate; our ability to enroll patients in clinical trials; the outcome of any future meetings with the U.S. Food and Drug Administration or other regulatory agencies; the impact of competition; the ability to achieve or obtain necessary regulatory approvals; the impact of changes in the financial markets and global economic conditions; risks associated with data analysis and reporting; reducing our operating expenses and extending our cash runway; our ability to execute our operating plan and achieve important anticipated milestones; and other risks disclosed in the Company’s most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to revise the forward-looking statements or to update them to reflect events or circumstances occurring after the date of this press release, whether as a result of new information, future developments or otherwise, except as required by the federal securities laws.

Investor and Media Contact:

Greg Gin

VP, Investor Relations and Corporate Communications

Abeona Therapeutics

ir@abeonatherapeutics.com